EXHIBIT 99.1

Amtech Reports Fiscal 2026 First Quarter Results

AI Product Demand Continues to be Strong

Quarterly Orders Exceed Revenues

Operating Cash Flow Jumps 43% from 1Q25

TEMPE, Ariz., February 5, 2026 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of equipment and consumables enabling AI semiconductor device packaging and advanced substrate fabrication, today reported results for its first quarter ended December 31, 2025.

Fiscal 2026 First Quarter Financial and Operational Results:

•
Net revenue of $19.0 million
•
Cash of $22.1 million
•
Cash provided by operations of $4.1 million
•
GAAP net income of $0.1 million
•
Non-GAAP net income of $0.4 million(1)
•
Adjusted EBITDA $1.4 million (1)
•
Customer orders of $20.7 million
•
Backlog of $21.6 million

(1) See GAAP to non-GAAP and EBITDA and Adjusted EBITDA reconciliation in schedules following this release.

Management Comments

“Equipment demand for AI infrastructure was strong in the quarter and accounted for 35% of our Thermal Processing Solutions (TPS) segment revenue, up from 30% in the prior quarter,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech. “Our book-to-bill ratio was 1.1 in the quarter, driven by AI applications with some deliveries stretching into Q3 to align with customer factory buildouts. We expect strength in demand for equipment powering AI applications to result in increased bookings on a sequential quarterly basis through the end of fiscal 2026."

"We are generating strong operating cash flow driven by high quality revenue streams, the cost structure improvements achieved over the last two years and improved collections in the quarter. The first quarter of fiscal 2026 marks the ninth consecutive quarter of positive operating cash flow. We ended the first quarter with $22.1 million of cash, up from $17.9 million in the prior quarter, with no debt. We believe growth opportunities driven by AI infrastructure investments and our differentiated capabilities combined with strong operating leverage that result from our asset-lite, semi-fabless business model position us well to deliver meaningful shareholder value.”

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q1	Q4	Q1
	FY 2026	FY 2025	FY 2025
Revenues, net	$19.0	$19.8	$24.4
Gross profit	$8.5	$8.8	$9.4
Gross margin	44.8%	44.4%	38.4%
Non-GAAP gross profit (1)	$8.5	$8.8	$9.4
Non-GAAP gross margin (1)	44.8%	44.4%	38.4%

GAAP net income	$0.1	$1.1	$0.3
GAAP net income per diluted share	$0.01	$0.07	$0.02
Non-GAAP net income (1)	$0.4	$1.4	$0.8
Non-GAAP net income per diluted share (1)	$0.03	$0.10	$0.06

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues decreased sequentially from the prior quarter, driven primarily by lower demand for silicon carbide polishing consumables that was partially offset by strong demand for reflow ovens used in AI applications. The decrease in net revenues as compared to the same period last year reflects these changes as well as lower demand for high-temperature belt furnaces and the product line rationalization of diffusion furnaces which are part of the Thermal Processing Systems division. These declines versus the prior year were partially offset by higher AI-related revenues for advanced packaging and other thermal applications.

GAAP gross margin increased on a percentage basis but decreased by $0.3 million sequentially from the prior quarter and $0.9 million compared to the same prior year period due to the Company’s product line rationalization with a focus on growing higher margin product lines including its AI advanced packaging solutions. Gross margin as a percentage of sales increased to 44.8% in the fiscal 2026 first quarter from 38.4% in the same period of the prior year and 44.4% in the fiscal 2025 fourth quarter.

Selling, General & Administrative (“SG&A”) expenses increased $0.5 million sequentially from the prior quarter and decreased $1.2 million compared to the fiscal 2025 first quarter. The increase from the prior quarter is primarily due to incentive compensation, professional fees and insurance. The decrease from the prior year period is primarily due to cost reduction efforts and structural changes to reduce fixed costs.

Research, Development, and Engineering expenses increased by $0.3 million sequentially from the prior quarter and were relatively flat compared to the same period of the prior year. The increase from the prior quarter is primarily due to growth initiatives.

GAAP net income for the first quarter of fiscal 2026 was $0.1 million, or $0.01 per share. This compares to GAAP net income of $1.1 million, or $0.07 per share, for the preceding quarter, and GAAP net income of $0.3 million, or $0.02 per share, for the first quarter of fiscal 2025.

Unrestricted cash and cash equivalents at December 31, 2025, were $22.1 million, compared to $17.9 million at September 30, 2025, due primarily to the Company's focus on operational cash generation, working capital optimization, strong accounts receivable collections from customers, and accounts payable management.

In discussing financial results in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments which may include but are not limited to stock compensation expense, severance expense, expenses related to discontinued product lines, gain on the sale of assets, moving expenses, amortization of acquired intangible assets, acquisition expenses, goodwill and intangible asset impairment, inventory write-down of mature node semiconductor products, and any income tax changes related to acquisitions. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

For the second fiscal quarter ending March 31, 2026, the Company expects revenues in the range of $19.0 to $21.0 million. With the benefit of previously implemented structural and operational cost reductions, Amtech expects to deliver solid operating leverage, resulting in adjusted EBITDA margin in the high single digits.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Share Repurchase Program

On December 9, 2025, the Company’s effectuated a share repurchase program for a period of one-year pursuant to which Amtech may purchase up to $5 million of its common stock. As of today, no shares were repurchased under the program.

Conference Call

Amtech Systems will host a conference call at 5:00 pm ET today, February 5, 2026, to discuss fiscal first quarter financial results. The call will be available to interested parties by dialing 1-412-317-6060. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. (NASDAQ: ASYS) provides equipment, consumables and services for AI semiconductor device packaging and advanced wafer substrate fabrication. Our products include advanced packaging and electronics assembly equipment for applications such as AI GPUs and advanced automotive electronics. Consumable and other solutions are used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon (Si) power devices, digital and analog devices, power electronic packages, advanced semiconductor packages and electronic assemblies. We sell these products to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. To learn more about Amtech, please visit our website at https://www.amtechsystems.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, delivering profitable growth, creating long-term value for our shareholders, long term future prospects, operating results, business strategies, projected costs, the optimization and reduction of structural costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the most recently completed fiscal year-ended September 30, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Amtech Systems may use its website (www.amtechsystems.com), investor relations page (https://www.amtechsystems.com/investors), and LinkedIn page (https://www.linkedin.com/company/amtechsystems) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Amtech Systems press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

References in this press release are made to non-GAAP (Generally Accepted Accounting Principles) financial measures, including profitability and operating/net income excluding one-time items, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA (AEBITDA), which excludes equity compensation, and AEBITDA excluding one-time items. These measures are provided as a supplement to GAAP results and offer additional insights into the Company's results and facilitate the comparison of results. Reconciliations are available in the tables full earnings results press releases.

Contacts:
Amtech Systems, Inc.
Mark Weaver
Interim Chief Financial Officer
irelations@amtechsystems.com
Darrow Associates Jordan Darrow (631) 766-4528 jdarrow@darrowir.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Amtech Systems, Inc.
Revenues, net	$18,973	$19,842	$24,385
GAAP gross profit	$8,493	$8,813	$9,363
Non-GAAP gross profit	$8,493	$8,813	$9,363
GAAP gross margin	45%	44%	38%
Non-GAAP gross margin	45%	44%	38%
Operating income	$775	$1,841	$339
New orders	$20,654	$18,514	$18,070
Backlog	$21,571	$19,889	$18,998
Thermal Processing Solutions Segment
Revenues, net	$13,980	$14,590	$18,684
GAAP gross profit	$6,592	$6,562	$7,329
Non-GAAP gross profit	$6,592	$6,562	$7,329
GAAP gross margin	47%	45%	39%
Non-GAAP gross margin	47%	45%	39%
Operating income	$2,931	$3,040	$2,874
New orders	$16,195	$14,081	$13,167
Backlog	$16,870	$14,655	$15,328
Semiconductor Fabrication Solutions Segment
Revenues, net	$4,993	$5,252	$5,701
GAAP gross profit	$1,901	$2,251	$2,034
Non-GAAP gross profit	$1,901	$2,251	$2,034
GAAP gross margin	38%	43%	36%
Non-GAAP gross margin	38%	43%	36%
Operating (loss) income	$(299)	$277	$(358)
New orders	$4,459	$4,433	$4,903
Backlog	$4,701	$5,234	$3,670

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,
	2025	2024
Revenues, net	$18,973	$24,385
Cost of sales	10,480	15,022
Gross profit	8,493	9,363

Selling, general and administrative	6,878	8,051
Research, development and engineering	840	876
Loss on disposal of fixed assets	—	24
Severance expense	—	73
Operating income	775	339

Interest income	115	5
Interest expense	(7)	(7)
Foreign currency (loss) gain	(198)	401
Other	4	19
Income before income tax provision	689	757
Income tax provision	581	445
Net income	$108	$312

Income Per Share:
Net income per basic share	$0.01	$0.02
Net income per diluted share	$0.01	$0.02
Weighted average shares outstanding:
Basic	14,362	14,272
Diluted	14,679	14,300

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2025	September 30, 2025
Assets
Current Assets
Cash and cash equivalents	$22,078	$17,904
Accounts receivable (less allowance for credit losses of $117 and $113 at December 31, 2025 and September 30, 2025, respectively)	17,287	19,878
Inventories	19,043	18,743
Income taxes receivable	68	80
Other current assets	3,880	3,572
Total current assets	62,356	60,177
Property, Plant and Equipment - Net	9,857	10,227
Right-of-Use Assets - Net	17,813	18,293
Intangible Assets - Net	1,047	1,091
Goodwill	908	908
Deferred Income Taxes - Net	1,023	1,023
Other Assets	1,141	1,154
Total Assets	$94,145	$92,873
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$7,974	$7,735
Accrued compensation and related taxes	1,733	1,609
Accrued warranty expense	370	394
Other accrued liabilities	662	726
Current maturities of finance lease liabilities and long-term debt	139	126
Current portion of long-term operating lease liabilities	1,980	1,903
Contract liabilities	7,132	6,461
Income taxes payable	1,547	1,528
Total current liabilities	21,537	20,482
Finance Lease Liabilities and Long-Term Debt	162	168
Long-Term Operating Lease Liabilities	16,817	17,316
Income Taxes Payable	671	663
Other Long-Term Liabilities	862	859
Total Liabilities	40,049	39,488
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,390,135 and 14,354,797 at December 31, 2025 and September 30, 2025, respectively	144	144
Additional paid-in capital	130,420	130,057
Accumulated other comprehensive loss	(719)	(959)
Retained deficit	(75,749)	(75,857)
Total Shareholders’ Equity	54,096	53,385
Total Liabilities and Shareholders’ Equity	$94,145	$92,873

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,
	2025	2024
Operating Activities
Net income	$108	$312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	614	752
Write-down of inventory	318	632
Non-cash share-based compensation expense	249	333
Loss on disposal of fixed assets	—	24
Provision for allowance for credit losses	4	19
Changes in operating assets and liabilities:
Accounts receivable	2,586	1,148
Inventories	(618)	624
Other assets	184	146
Accounts payable	381	1,608
Accrued income taxes	39	14
Accrued and other liabilities	(433)	(438)
Contract liabilities	671	(2,307)
Net cash provided by operating activities	4,103	2,867
Investing Activities
Purchases of property, plant and equipment	(277)	(143)
Net cash used in investing activities	(277)	(143)
Financing Activities
Proceeds from the exercise of stock options	192	150
Payments on long-term debt	(33)	(24)
Payment of payroll taxes on stock-based compensation through shares withheld	(28)	—
Net cash provided by financing activities	131	126
Effect of Exchange Rate Changes on Cash and Cash Equivalents	217	(722)
Net Increase in Cash and Cash Equivalents	4,174	2,128
Cash and Cash Equivalents, Beginning of Period	17,904	11,086
Cash and Cash Equivalents, End of Period	$22,078	$13,214

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Amtech Systems, Inc. Gross Profit:
GAAP gross profit	$8,493	$8,813	$9,363
Non-GAAP gross profit	$8,493	$8,813	$9,363

GAAP gross margin	45%	44%	38%
Non-GAAP gross margin	45%	44%	38%

Thermal Processing Solutions Segment Gross Profit:
GAAP gross profit	$6,592	$6,562	$7,329
Non-GAAP gross profit	$6,592	$6,562	$7,329

GAAP gross margin	47%	45%	39%
Non-GAAP gross margin	47%	45%	39%

Semiconductor Fabrication Solutions Segment Gross Profit:
GAAP gross profit	$1,901	$2,251	$2,034
Non-GAAP gross profit	$1,901	$2,251	$2,034

GAAP gross margin	38%	43%	36%
Non-GAAP gross margin	38%	43%	36%

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
Consolidated Net Income:
GAAP net income	$108	$1,068	$312
Amortization of acquired intangible assets	27	27	108
Stock compensation expense	249	268	333
Severance expense	-	23	73
Non-GAAP net income	$384	$1,386	$826

Net Income per Diluted Share:
GAAP net income per diluted share	$0.01	$0.07	$0.02
Amortization of acquired intangible assets	-	0.01	0.01
Stock compensation expense	0.02	0.02	0.02
Severance expense	-	-	0.01
Non-GAAP net income per diluted share	$0.03	$0.10	$0.06

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except per share data)

Three Months Ended December 31, 2025
Amtech Systems, Inc. EBITDA:
GAAP net income	$108
Interest income	(115)
Interest expense	7
Income tax provision	581
Depreciation and amortization expense	614
EBITDA	1,195

Stock compensation expense	249
Adjusted EBITDA	$1,444